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                                                                   EXHIBIT 10.19

                                    AGREEMENT

         This Agreement is made effective as of the 21st day of January, 2000 by and between S&D Land Holdings, Inc., a Minnesota corporation ("S&D"), Grand Pines Resorts, Inc., a Minnesota corporation ("Grand Pines") and Famous Dave's of America, Inc., a Minnesota corporation ("Famous").

                                 R E C I T A L S

         WHEREAS, on January 15, 1996, S&D, as Landlord, entered into a 10 year ground lease with Famous Dave's of Minneapolis, Inc., a Minnesota corporation, n/k/a Famous, as amended by Amendment to Lease dated December 30, 1996 and as further amended by Second Amendment to Lease dated as of July 1, 1997 for the Minnetonka Site ("Lease") upon which Famous constructed a Famous Dave's BBQ restaurant; and

         WHEREAS, S&D has invested in excess of $1,000,000 in the Minnetonka Site; and

         WHEREAS, Famous and FFCA Acquisition Corporation ("FFCA") entered into that certain Commitment Letter dated as of December 2, 1999 ("Commitment Letter") wherein FFCA committed to loan Famous (or a related entity) $3,800,000 ("FFCA Loan") which loan will be secured by, among other things, a mortgage on the Famous restaurant site located at 14601 Highway 7 in Minnetonka, Minnesota ("Minnetonka Site") all as more specifically described in the Commitment Letter; and

         WHEREAS, on March 14, 1996, Famous and Grand Pines ("Grand Pines"), entered into that certain Trademark License Agreement ("Royalty Agreement") wherein Grand Pines, among other things, agreed to pay a fee ("Fee") equal to four percent (4%) of gross food sales at the Grand Pines restaurant in Hayward, Wisconsin for the right to use certain trademarks owned by Famous; and

         WHEREAS, in order to facilitate the FFCA Loan, Famous desires to purchase from S&D and S&D desires to sell to Famous the Minnetonka site and terminate the Lease. Further, in consideration of S&D agreeing to sell the Minnetonka site to Famous for $750,000, Famous has agreed to amend the Royalty Agreement to terminate Grand Pines obligation to pay the Fee.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


         1. Concurrently with the closing on the FFCA Loan, S&D will convey the Minnetonka Site to Famous, or an entity designated by Famous, by limited warranty deed in the form attached as Exhibit A;

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         2.   Concurrently with the closing on the FFCA Loan, Famous will execute a Promissory Note in the form attached hereto as Exhibit B in favor of S&D.

         3. Concurrently with the closing on the FFCA Loan, S&D and Famous agree to terminate the Lease by executing a lease termination agreement in the form attached hereto as Exhibit C;

         4. Concurrently with the closing on the FFCA Loan, Famous and Grand Pines will execute the amendment to the Royalty Agreement in the form attached hereto as Exhibit D;

         5. In the event that the FFCA Loan is not closed on or before February 28, 2000, this Agreement shall be deemed null and void and neither party shall have any further obligation to the other as it relates to the conditions contained herein. All documents delivered in connection with this Agreement shall immediately be returned to the executing party.

         6. FURTHER ACTS AND ASSURANCES. Each party shall, at any time and from time to time at and after the Closing, upon request of another party and without additional consideration, take any and all steps reasonably necessary to execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to accomplish the transactions contemplated hereunder.

         7. BINDING NATURE OF AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its or his rights or obligations under this Agreement without the prior written consent of the other party hereto.

         8. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Minnesota.

         9. MODIFICATION OR WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof. No delay or failure on the part of any party hereto to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other




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              right, power or privilege hereunder; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         10. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11. COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. The parties hereto acknowledge and agree for purposes of this Agreement and all certificates, documents and other items to be delivered pursuant to the terms hereof, that facsimile signatures shall be deemed acceptable to and binding upon each party hereto.

         12. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the documents and instruments delivered pursuant hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement or any written agreement pertaining to another subject matter. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     S&D LAND HOLDINGS, INC.,
                                       a Minnesota corporation




                                     By: /s/ David W. Anderson
                                         -------------------------------------
                                     Name: David W. Anderson
                                           -----------------------------------
                                     Its:  Chief Executive Officer
                                           -----------------------------------

                                     GRAND PINES RESORTS, INC.,
                                         a Minnesota corporation



                                     By: /s/ David W. Anderson
                                         -------------------------------------
                                     Name: David W. Anderson
                                           -----------------------------------
                                     Its:  President
                                           -----------------------------------

                                     FAMOUS DAVE'S OF AMERICA, INC.,
                                         a Minnesota corporation



                                     By: /s/ Martin J. O'Dowd
                                         ---------------------------------------
                                     Name:   Martin J. O'Dowd
                                             -----------------------------------
                                     Its:    President
                                             -----------------------------------